Exhibit T3B.5
7823118 CANADA INC.

BY-LAW NO. 1

ARTICLE 1
INTERPRETATION

1.1           Definitions.

As used in this by-law, the following terms and expressions have the following meanings:

“Act” means the Canada Business Corporations Act and the regulations under the Act, as amended, re-enacted or replaced from time to time.

“Authorized Signatory” has the meaning specified in Section 2.2. “Corporation” means 7823118 Canada Inc.

“meeting of shareholders” means an annual meeting of shareholders or a special meeting of shareholders.

“person” is to be interpreted broadly and includes a natural person, partnership, corporation, company, trust, unincorporated association, joint venture or other entity or governmental or regulatory entity, and pronouns are to have a similarly extended meaning.

“recorded address” means (i) in the case of a shareholder, the shareholder’s latest address as shown in the records of the Corporation, (ii) in the case of joint shareholders, the address appearing in the records of the Corporation in respect of the joint holding or, if there is more than one address in respect of the joint holding, the first address that appears, and (iii) in the case of a director, officer or auditor, the person’s latest address as shown in the records of the Corporation or, if applicable, in the last notice filed with the Director under the Act, whichever is the most recent.

“show of hands” means, in connection with a meeting, a show of hands by persons present at the meeting, the functional equivalent of a show of hands by telephonic, electronic or other means of communication, and any combination of such methods.

Terms and expressions used in this by-law which are defined in the Act have the meanings respectively given to them in the Act unless defined otherwise herein.

1.2           Construction.

The division of this by-law into Articles and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation. Words importing the singular number include the plural and vice versa. Any reference in this by-law to gender includes all genders.

1.3           Precedence.

This by-law is subject to, and should be read in conjunction with, the Act and the articles. If there is any conflict or inconsistency between any provision of the Act or the articles and any provision of this by-law, the provision of the Act or the articles will govern. If there is any conflict or inconsistency between any provision of a unanimous shareholder agreement and any provision of this by-law, the provision of such unanimous shareholder agreement will govern.

ARTICLE 2
BUSINESS OF THE CORPORATION

2.1           Financial Year.

The financial year of the Corporation ends on such date of each year as the directors determine from time to time.

2.2           Execution of Documents and Voting Rights.

Contracts, documents and instruments may be signed, on behalf of the Corporation, manually, by facsimile or by electronic means (i) by any one director or officer or (ii) by any other person authorized by the directors from time to time. Each person referred to in (i) and (ii) is an “Authorized Signatory”.

Voting rights for securities held by the Corporation may be exercised on behalf of the Corporation by any one Authorized Signatory.

As used in this Section, the phrase “contracts, documents and instruments” means any and all kinds of contracts, documents and instruments in written, facsimile or electronic form, including cheques, drafts, orders, guarantees, notes, acceptances and bills of exchange, deeds, mortgages, hypothecs, charges, conveyances, transfers, assignments, powers of attorney, agreements, proxies, releases, receipts, discharges and certificates, and all other paper, facsimile or electronic writings.

ARTICLE 3
DIRECTORS

3.1           Number of Directors.

If the articles specify a minimum and a maximum number of directors, the number of directors is, at any time, the number within the minimum and maximum determined from time to time by ordinary resolution of the shareholders or by the directors if they are authorized to do so by ordinary resolution of the shareholders.

No decrease in the number of directors will shorten the term of an incumbent director.

If the number of directors has not been determined as provided in this Section, the number of directors is the number of directors holding office immediately following the most recent election or appointment of directors, whether by the shareholders at an annual or special meeting of the shareholders, or by the directors pursuant to the Act.

Nothing in this Section should be interpreted as limiting in any way the right of directors, if provided in the articles, to appoint one or more additional directors.

3.2           Calling and Place of Meetings of Directors.

The chair of the board, the president, the chief executive officer, or any one or more directors may at any time call a meeting of the directors, to be held at the time and place the person or persons calling the meeting determine. The secretary shall cause notice of a meeting of directors to be given when so directed by such person or persons.

Meetings of directors may be held at any place in or outside Canada.

3.3           Notice of Meeting of Directors.

Notice of the time and place for the holding of any meeting of directors will be given to each director not less than 48 hours before the time when the meeting is to be held, provided that meetings of directors may be held at any time without notice if all the directors have waived notice.

If a quorum of directors is present, a meeting of directors may be held, without notice, immediately following the annual meeting of shareholders.

A notice of a meeting of directors need not specify the purpose of the business to be transacted at a meeting except where the Act requires such purpose or business to be specified.

3.4           Waiver.

A director may waive notice of a meeting of directors, any irregularity in a notice of meeting of directors or any other irregularity in the calling or holding of a meeting of directors. Such waiver may be given in any manner and at any time either before or after the meeting to which it relates. Waiver of notice of a meeting of directors cures any irregularity in the notice or in its timeliness, and any failure to give the notice.

Attendance of a director at a meeting of directors constitutes waiver of notice of the meeting, except when such director attends a meeting specifically to object to the transaction of any business on the grounds, among others, that the meeting has not been lawfully called.

3.5           Quorum.

Subject to the qualification that the minimum number of resident Canadian directors be present or approve the business transacted at the meeting as required under the Act, a majority of the directors then in office constitutes a quorum at any meeting of directors. Notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

3.6           Meeting by Telephonic, Electronic or Other Communication Facility.

If all the directors present at or participating in a meeting of directors consent, a director may participate in such meeting by means of a telephonic, electronic or other communication facility. A director participating in a meeting by such means is deemed to be present at the meeting. Any consent is effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the directors.

3.7           Chair and Secretary.

The chair of any meeting of directors is the first mentioned of the following who is a director and is present at the meeting: (i) the chair of the board; (ii) the vice-chair of the board, if any, and (iii) the president. If no such person is present at the meeting, the directors present shall choose one of their number to chair the meeting.

The secretary will act as secretary at meetings of directors. If a secretary has not been appointed or the secretary is absent, the chair of the meeting will appoint a person, who need not be a director, to act as secretary for the meeting.

3.8           Votes to Govern.

At all meetings of directors, every question shall be decided by a majority of the votes cast. In case of an equality of votes, the chair of the meeting is not entitled to a second or casting vote.

3.9           Adjournment.

The chair of any meeting of the directors may, with the consent of the meeting, adjourn the meeting to a fixed time and place. No notice of the time and place for the continuance of the adjourned meeting need be given to any director in such a case.

An adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting.

3.10           Resolution in lieu of Meeting.

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors is as valid as if it had been passed at the meeting. A copy of the resolution shall be kept with the minutes of the proceedings of the directors.

ARTICLE 4
COMMITTEES

4.1           Committees of Directors.

The directors may appoint from their number one or more committees and delegate to such committees any of the powers of the directors except those powers that under the Act a committee of directors has no authority to exercise.

4.2           Proceedings.

Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that the quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; and (v) determining whether the chair will have a deciding vote in the event there is an equality of votes cast on a question.

Subject to a committee of directors establishing rules and procedures to regulate its meetings, Sections 3.2 to 3.10 inclusive apply to committees of directors, with such changes as are necessary.

ARTICLE 5
OFFICERS

5.1           Appointment of Officers.

The directors may appoint officers of the Corporation who may include any of the following: a chair of the board, a president, a chief executive officer, one or more vice-presidents, a chief financial officer, a secretary, a treasurer, and one or more assistants to any of the appointed officers. None of them, except the chair of the board, need be a director of the Corporation.

5.2           Removal of Officers.

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights, if any, under any contract or laws governing his employment.

ARTICLE 6
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1           Indemnity.

The Corporation will indemnify to the fullest extent permitted by the Act (i) any director or officer of the Corporation, (ii) any former director or officer of the Corporation, or (iii) any individual who acts or acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

The Corporation is authorized to sign agreements in favour of any of the foregoing persons evidencing the terms of this indemnity. Nothing in this by-law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

ARTICLE 7
SHAREHOLDERS

7.1           Calling and Place of Meetings of Shareholders.

Each of the directors has the power to call annual and special meetings of shareholders, to be held on the date and at the time and place in Canada as the person or persons calling the meeting determine. The secretary shall cause notice of a meeting of shareholders to be given when so directed by such person or persons.

A meeting of shareholders may be held at a place outside Canada if the place is specified in the articles or all the shareholders entitled to vote at the meeting agree that the meeting be held at such place.

7.2           Electronic Meetings.

Meetings of shareholders may be held entirely by means of telephonic, electronic or other communications facility that permits all participants to communicate adequately with each other during the meeting. The directors may establish procedures regarding the holding of meetings of shareholders by such means in accordance with the Act.

7.3           Notice of Meetings of Shareholders.

As long as the Corporation is not a distributing corporation, the time period to provide notice of the time and place of an annual meeting of shareholders is not less than 10 days and not more than 60 days before the meeting, and the time period to provide notice of the time and place of a special meeting of shareholders is not less than 48 hours and not more than 60 days before the meeting.

7.4           Waiver.

A shareholder or any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders. Such waiver may be given in any manner and at any time either before or after the meeting to which it relates. Waiver of notice of a meeting of shareholders cures any irregularity in the notice or in its timeliness, and any failure to give the notice.

Attendance by a shareholder or any other person entitled to attend at a meeting of shareholders constitutes waiver of notice of the meeting, except when such person attends a meeting specifically to object to the transaction of any business on the grounds that the meeting has not been lawfully called.

7.5           Persons Entitled to be Present.

The only persons entitled to be present at a meeting of shareholders are those persons entitled to vote at the meeting, the directors, the auditor, if any, and others, if any, who, although not entitled to vote, are entitled or required under any provision of the Act, the articles, or the by-laws to be present at the meeting. Any other person may be admitted with the consent of the chair of the meeting or, if any of the persons present who are entitled to vote at the meeting request a vote on such matter, with the consent of such persons.

7.6           Quorum.

A quorum of shareholders is present at a meeting of shareholders if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

7.7           Proxies.

A proxy shall comply with the applicable requirements of the Act and other applicable law and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which it is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used, or, if it is deposited with the secretary, the scrutineer for the meeting or the chair of the meeting prior to the time of voting.

7.8           Chair, Secretary and Scrutineers.

The chair of any meeting of shareholders is the first mentioned of the following who is present at the meeting: (i) the chair of the board; (ii) the vice-chair of the board, if any; (iii) the president; and (iv) a vice-president (in order of seniority). If no such person is present at the meeting within 15 minutes after the time appointed for the holding of the meeting, or if such persons are unable or refuse to preside as chair at such meeting, the persons present who are entitled to vote shall choose a director or shareholder who is present to chair the meeting.

The secretary will act as secretary at meetings of shareholders. If a secretary has not been appointed or the secretary is absent, the chair of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

The chair of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders and, in that capacity, to report to the chair such information as to attendance, representation, voting and other matters at such meeting as the chair of the meeting directs.

7.9           Procedure.

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

7.10           Manner of Voting.

Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot on the question is required or demanded. Subject to the Act, the chair of the meeting may require a ballot or any person who is present and entitled to vote may demand a ballot on any question at a meeting of shareholders. The requirement or demand for a ballot may be made either before or after any vote on the question by a show of hands. A ballot will be taken in the manner the chair of the meeting directs. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. The result of such ballot will determine the decision of the shareholders upon the question.

In the case of a vote by a show of hands, each person present who is entitled to vote has one vote. If a ballot is taken, each person present who is entitled to vote is entitled to the number of votes that are attached to the shares which such person is entitled to vote at the meeting.

7.11           Votes to Govern.

Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless any unanimous shareholder agreement, the articles, the by-laws or the Act require otherwise. In case of an equality of votes either when the vote is by a show of hands or when the vote is by a ballot, the chair of the meeting is not entitled to a second or casting vote.

7.12           Adjournment.

The chair of any meeting of shareholders may, with the consent of the persons present who are entitled to vote at the meeting, adjourn the meeting to a fixed time and place, subject to such conditions as such persons may decide and to the relevant provisions of the Act for the giving of notice.

An adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be considered and transacted at an adjourned meeting which might have been considered and transacted at the original meeting of shareholders.

7.13           Resolution in lieu of Meeting.

A resolution in writing, signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders, is as valid as if it had been passed at a meeting, except where a written statement is submitted by a director or by an auditor pursuant to the Act. A copy of the resolution shall be kept with the minutes of the meetings of shareholders.

ARTICLE 8
SECURITIES

8.1           Form of Security Certificates.

Subject to the Act, security certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

8.2           Transfer of Shares.

Subject to the Act and other applicable law, no transfer of a security issued by the Corporation will be registered except upon (i) presentation of the security certificate representing the security with an endorsement which complies with the Act, together with such reasonable assurance that the endorsement is genuine and effective as the directors may require, (ii) payment of all applicable taxes and fees, and (iii) compliance with the articles of the Corporation.

If no security certificate has been issued by the Corporation in respect of a security issued by the Corporation, clause (i) above may be satisfied by presentation of a duly executed instrument of transfer, together with such reasonable assurance that the instrument of transfer is genuine and effective as the directors may require.

ARTICLE 9
PAYMENTS

9.1           Payments of Dividends and Other Distributions.

Any dividend or other distribution payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the directors may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque, the sending of the payment by electronic means, or the sending of the payment by a method determined by the directors, in an amount equal to the dividend or other distribution to be paid, less any tax that the Corporation is required to withhold, will satisfy and discharge the liability for the payment, unless payment is not made upon presentation.

9.2           Unclaimed Dividends.

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of two years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

ARTICLE 10
MISCELLANEOUS

10.1           Notices.

Any notice, document or other information required to be provided by the Corporation to any director, officer, shareholder or auditor is sufficiently provided if delivered to the person’s recorded address, if mailed to the person’s recorded address by prepaid mail, or if otherwise provided by electronic means in accordance with the Act.

10.2           Electronic Documents.

Any notice, document or other information may be created or provided by the Corporation in the form of an electronic document, provided the addressee has consented in accordance with the Act.

10.3           Notice to Joint Holders.

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

10.4           Persons Entitled by Operation of Law.

Every person who becomes entitled to any security by operation of law, transfer, death of a securityholder or any other means, is bound by every notice in respect of such security which has been given to the securityholder from whom the person derives title to such security whether such notice is given before or after the event entitling such person to the security.

10.5           Computation of Time Periods.

Except if otherwise provided in the Act, in computing the date when notice must be given when a specified number of days’ notice of any event is required, the date of giving the notice is excluded and the date of the event is included.

This by-law was made by resolution of the directors on March 31, 2011 and confirmed by ordinary resolution of the shareholders on ______________, 2011.